EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 2, 1995 which appears on page 25 of the Ralston Purina Company Annual Report to Shareholders 1995, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Price Waterhouse LLP

One Boatmen's Plaza
St. Louis, Missouri
March 29, 1996